FIRST RELIANCE BANCSHARES, INC.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2014	2013
	(Unaudited)	(Audited)
Assets
Cash and cash equivalents:
Cash and due from banks	$3,368,635	$3,548,974
Interest-bearing deposits with other banks	17,877,291	14,698,851
Total cash and cash equivalents	21,245,926	18,247,825

Time deposits in other banks	101,309	101,207

Securities available-for-sale	11,253,414	12,144,843
Securities held-to-maturity (Estimated fair value of $35,933,179 and $36,951,934 at March 31, 2014 and December 31, 2013, respectively)	35,643,920	36,951,934
Nonmarketable equity securities	1,142,400	1,594,900
Total investment securities	48,039,734	50,691,677

Mortgage loans held for sale	937,278	2,248,252

Loans receivable	239,634,692	238,502,131
Less allowance for loan losses	(2,802,823)	(2,894,153)
Loans, net	236,831,869	235,607,978

Premises, furniture and equipment, net	24,131,418	24,333,616
Accrued interest receivable	954,180	1,129,881
Other real estate owned	7,236,115	8,932,634
Cash surrender value life insurance	13,029,218	12,945,693
Other assets	1,152,482	1,169,368
Total assets	$353,659,529	$355,408,131

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Noninterest-bearing transaction accounts	$66,652,989	$65,576,524
Interest-bearing transaction accounts	52,101,388	46,046,043
Savings	85,751,801	86,247,410
Time deposits $100,000 and over	38,426,451	39,934,745
Other time deposits	42,361,720	44,610,301
Total deposits	285,294,349	282,415,023
Securities sold under agreement to repurchase	5,386,566	4,876,118
Advances from Federal Home Loan Bank	17,000,000	23,000,000
Junior subordinated debentures	10,310,000	10,310,000
Accrued interest payable	636,622	587,649
Other liabilities	2,635,661	2,126,597
Total liabilities	321,263,198	323,315,387

Shareholders’ Equity
Preferred stock
Series A cumulative perpetual preferred stock - 15,349 shares issued and outstanding	15,179,709	15,145,597
Series B cumulative perpetual preferred stock - 767 shares issued and outstanding	767,000	769,894
Common stock, $0.01 par value; 20,000,000 shares authorized, 4,569,895 and 4,568,695 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	45,699	45,687
Capital surplus	30,611,309	30,609,281
Treasury stock, at cost, 29,846 shares at March 31, 2014 and December 31, 2013	(201,686)	(201,686)
Nonvested restricted stock	(21,774)	(32,138)
Retained deficit	(14,132,769)	(14,447,907)
Accumulated other comprehensive income	148,843	204,016
Total shareholders’ equity	32,396,331	32,092,744
Total liabilities and shareholders’ equity	$353,659,529	$355,408,131

FIRST RELIANCE BANCSHARES, INC

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Interest income
Loans, including fees	$3,273,679	$3,471,204
Investment securities
Taxable	287,981	347,984
Nontaxable	28,571	-
Other interest income	11,902	26,343
Total	3,602,133	3,845,531
Interest expense
Time deposits	249,119	604,663
Other deposits	33,333	73,711
Other interest expense	81,480	121,537
Total	363,932	799,911
Net interest income	3,238,201	3,045,620
Provision for loan losses	-	-
Net interest income after provision for loan losses	3,238,201	3,045,620
Noninterest income
Service charges on deposit accounts	383,375	413,315
Gain on sale of mortgage loans	201,240	293,569
Income from bank owned life insurance	83,525	85,040
Other charges, commissions and fees	258,614	241,925
Gain on sale of securities available-for-sale	5,321	-
Other non-interest income	73,709	83,649
Total	1,005,784	1,117,498
Noninterest expenses
Salaries and benefits	1,812,735	1,928,709
Occupancy expense	367,030	358,087
Furniture and equipment expense	414,449	295,515
Other operating expenses	1,303,415	1,567,386
Total	3,897,629	4,149,697
Income before taxes	346,356	13,421
Income tax	-	-
Net income	346,356	13,421
Preferred stock dividends	209,120	249,248
Deemed dividends on preferred stock resulting from net accretion of discount and amortization of premium	31,218	43,900
Net income (loss) available to common shareholders	$106,018	$(279,727)

Average common shares outstanding, basic	4,569,122	4,094,866
Average common shares outstanding, diluted	4,649,502	4,094,866

Income (loss) per common share:
Basic	$0.02	$(0.07)
Diluted	0.02	(0.07)